UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

JANUARY 26, 2005

Date of Report (Date of earliest event reported)

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 28252	94-3184303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

585 Broadway

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 261-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

On January 26, 2005, BroadVision, Inc. (the “Company”) and 100 Spear Street Owners Corporation (“Landlord”) executed and delivered an Agreement to Assign Lease and Sublease, together with a letter amendment to that agreement (collectively, the “Assignment Agreement.”).

Under the Assignment Agreement, the Company assigned to the Landlord all of the Company’s rights and obligations under (a) the Office Lease dated December 1, 2000 (the “Lease”) between Landlord and the Company for office space located on the 17th floor (the “Premises”) in the building at 100 Spear Street, San Francisco, California and (b) the Sublease dated February 11, 2002 between the Company and a subtenant for the Premises.  In connection with the assignment, the Company agreed to pay the Landlord a cash fee of approximately $1.3 million, one-half of which was paid on January 26, 2005, with the balance payable in two equal quarterly installments during 2005 by drawdown on a letter of credit.

The foregoing is a summary of the material features of the Assignment Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Assignment Agreement, which is filed as Exhibits 10.51 and 10.52 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

Exhibit Number	Description
10.51	Agreement to Assign Lease and Sublease dated as of January 26, 2005 between 100 Spear Street Owners Corporation and BroadVision, Inc.

10.52	Letter dated January 26, 2005 amending Agreement to Assign Lease and Sublease dated as of January 26, 2005 between 100 Spear Street Owners Corporation and BroadVision, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: February 1, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.51	Agreement to Assign Lease and Sublease dated as of January 26, 2005 between 100 Spear Street Owners Corporation and BroadVision, Inc.

10.52	Letter dated January 26, 2005 amending Agreement to Assign Lease and Sublease dated as of January 26, 2005 between 100 Spear Street Owners Corporation and BroadVision, Inc.